UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California		92707
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
(a) Dismissal of Independent Registered Public Accounting Firm
On March 1, 2019, the joint Audit Committee (the “Audit Committee”) of the Board of Directors of Banc of California, Inc. (the "Company") and Banc of California, N.A., a wholly owned subsidiary of the Company, concluded a competitive review process of independent registered public accounting firms. As a result of this process and following careful deliberation, the Audit Committee approved the dismissal of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. KPMG will continue to perform the Company’s compliance audit conducted in accordance with the U.S. Department of Housing and Urban Development Audit Guide for the year ending December 31, 2018. Our audit-client relationship with KPMG will cease upon the issuance of their reports thereon.

During the Company's two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 1, 2019, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2018 and 2017.

During the two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 1, 2019, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The audit reports of KPMG on the Company's consolidated financial statements for each of the two most recent fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided KPMG with a copy of the disclosures in this Current Report on Form 8-K (this "Report") prior to filing this Report with the Securities and Exchange Commission (the "SEC"). The Company requested that KPMG furnish it with a letter addressed to the SEC stating whether KPMG agrees with the statements made by the Company regarding KPMG in this Report and, if not, stating the respects in which it does not agree. A copy of KPMG's letter dated March 7, 2019 to the SEC is filed as Exhibit 16.1 to this Report.

(b) Engagement of Independent Registered Public Accounting Firm

On March 1, 2019, the Audit Committee made the decision to engage Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to completion of Ernst & Young's standard client acceptance procedures.

During the Company's two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 1, 2019, neither the Company, nor anyone on its behalf, consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Index

Exhibit No.	Document

16.1	Letter from KPMG LLP, dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

March 7, 2019	/s/ John A. Bogler
John A. Bogler
Executive Vice President and Chief Financial Officer